UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2020

FLYING EAGLE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 209-7280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	FEAC.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	FEAC	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	FEAC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2020, the board of directors (the “Board”) of Flying Eagle Acquisition Corp. (the “Company”) appointed Alan Mnuchin and Laurence E. Paul to the Board. Mr. Mnuchin was appointed to serve as a Class II director with a term expiring at the Company’s second annual meeting of stockholders. Mr. Paul was appointed to serve as a Class III director with a term expiring at the Company’s third annual meeting of stockholders.

The Board appointed Messrs. Mnuchin and Paul, who were determined to be “independent directors” as defined in the applicable rules of The New York Stock Exchange, to the Board’s Audit Committee. The Board also appointed Mr. Mnuchin to the Nominating and Corporate Governance Committee.

Mr. Mnuchin, 59, has been chief executive officer of Ariliam Group since January 2019. Mr. Mnuchin founded AGM Partners LLC, a merchant banking boutique firm focusing on companies in the media and entertainment and related industries, and was the managing principal there from May 2003 to December 2018. Prior to founding AGM Partners LLC, Mr. Mnuchin was the global head of the Media Group in the Investment Banking Division of Lehman Brothers Holdings Inc. from February 2000 to May 2003. Mr. Mnuchin was also the head of the Media & Entertainment Group in the Investment Banking Department at The Bear Stearns Companies, Inc. from 1996 to 2000 and a vice president in the CME Group at Goldman Sachs & Co. from 1984 to 1996. From January 2019 to March 2019, Mr. Mnuchin served as a director of Target Hospitality Corp. (Nasdaq: TH). Mr. Mnuchin received an M.B.A. from the University of Chicago in 1984 and a B.S. from the Wharton School at the University of Pennsylvania in 1982.

Mr. Paul, 55, has been the co-founder and managing principal of Laurel Crown Partners since 2001. Mr. Paul has extensive experience in private equity investing, the identification, negotiation and purchase of new portfolio companies, sale of existing entities and general strategic and financial involvement and oversight of portfolio companies. From 1994 to 2001, Mr. Paul worked at Credit Suisse (NYSE: CS) in various investment banking roles such as senior vice president and managing director of the Investment Banking Division. Mr. Paul is currently a member of the board of directors for several organizations, including: Harvard Medical School’s Board of Fellows, Harvard Alumni Association, Children’s Hospital of Los Angeles, Pittsburgh Steelers Football Club, Chuck Noll Foundation for Brain Injury Research, Five Four Clothing, Crew Knitwear, Kova International, Nano Global, Vereco and P&P Real Estate LLC. From 2013 to 2017, Mr. Paul was a member and later chairman of the American Red Cross’ audit committee. Mr. Paul holds a B.A. from Harvard College, a M.D. from Harvard Medical School and an M.B.A. from Stanford University.

On May 8, 2020, the Company entered into indemnity agreements (the “Indemnity Agreement”) with each of Messrs. Mnuchin and Paul, pursuant to which the Company has agreed to provide contractual indemnification, in addition to the indemnification provided in the Company’s Second Amended and Restated Certificate of Incorporation, against liabilities that may arise by reason of their respective service on the Board, and to advance expenses incurred as a result of any proceeding against either of them as to which either could be indemnified, in the form previously filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-236367) for its initial public offering, initially filed with the U.S. Securities and Exchange Commission on February 11, 2020 (as amended, the “Registration Statement”).

On May 8, 2020, the Company entered into letter agreements with Messrs. Mnuchin and Paul (the “Letter Agreements”) on substantially the same terms as the form of letter agreement previously entered into by and between the Company and each of its other directors in connection with the Company’s initial public offering.

The foregoing descriptions of the Indemnity Agreement and the Letter Agreements do not purport to be complete and are qualified in their entireties by reference to the form of indemnity agreement and the Form of Letter Agreement, copies of which are attached as Exhibit 10.5 to the Registration Statement and Exhibit 10.1 hereto, respectively, and are incorporated herein by reference.

On May 8, 2020, Eagle Equity Partners II, LLC, the Company’s sponsor, sold 20,000 shares of Class B common stock of the Company at their original purchase price of $0.004 per share to Mr. Paul, for an aggregate purchase price of $80.

There are no arrangements or understandings between Messrs. Mnuchin or Paul and any other persons pursuant to which Messrs. Mnuchin and Paul were selected as directors of the Company. There are no family relationships between Messrs. Mnuchin or Paul and any of the Company’s other directors or executive officers and other than the 20,000 founder shares, neither of Messrs. Mnuchin or Paul has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Letter Agreement, by and between the Company and Director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLYING EAGLE ACQUISITION CORP.

	By:	/s/ Eli Baker
		Name:	Eli Baker
		Title:	Chief Financial Officer

Dated: May 8, 2020